Exhibit 99.1

Cerner Reports Fourth Quarter and Full Year 2018 Results and
Announces Plan to Initiate Quarterly Cash Dividend
Fourth Quarter Bookings 2nd Highest in Cerner History

KANSAS CITY, Mo. - February 5, 2019 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2018 fourth quarter and full year that ended December 29, 2018. Cerner also announced plans to initiate a quarterly cash dividend of $0.15 per share.

Bookings in the fourth quarter of 2018 were $1.960 billion, representing the second highest quarterly bookings result in Cerner’s history. The highest bookings level was $2.329 billion in the fourth quarter of 2017. Full-year 2018 bookings were a record $6.721 billion, up 6 percent compared to 2017 bookings of $6.325 billion.

Fourth quarter 2018 revenue was $1.366 billion, an increase of 4 percent compared to $1.314 billion in the fourth quarter of 2017. Full-year 2018 revenue was $5.366 billion, up 4 percent compared to 2017 revenue of $5.142 billion.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, fourth quarter 2018 net earnings were $131.3 million and diluted earnings per share were $0.40. Fourth quarter 2018 GAAP net earnings include a $45.3 million pre-tax charge to provide an allowance against a non-current client receivable related to a dispute that has been ongoing since 2008. Fourth quarter 2017 GAAP net earnings were $336.7 million and diluted earnings per share were $1.00. For the full year, 2018 GAAP net earnings were $630.1 million and diluted earnings per share were $1.89. Full year 2017 GAAP net earnings were $867.0 million and diluted earnings per share were $2.57.

Adjusted Net Earnings for fourth quarter 2018 were $208.1 million, compared to $195.7 million of Adjusted Net Earnings in the fourth quarter of 2017. Adjusted Diluted Earnings Per Share were $0.63 in the fourth quarter of 2018 compared to $0.58 of Adjusted Diluted Earnings Per Share in the year-ago quarter. Analysts’ consensus estimate for fourth quarter 2018 Adjusted Diluted Earnings Per Share was $0.63. For the full year 2018, Adjusted Net Earnings were $818.5 million and Adjusted Diluted Earnings Per Share were $2.45, compared to full year 2017 Adjusted Net Earnings of $804.9 million and Adjusted Diluted Earnings Per Share of $2.38.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner’s performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results,” where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Other Highlights:

▪	Fourth quarter operating cash flow of $406.9 million and full-year of $1.454 billion.

▪
Fourth quarter Free Cash Flow of $201.3 million. For the full year, Free Cash Flow was $733.4 million. Free Cash Flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Fourth quarter days sales outstanding of 79 days, down from 82 days in the third quarter and up from 72 days in the year-ago quarter.

▪	Total backlog of $15.25 billion.

Initiation of Quarterly Cash Dividend
Subject to declaration by the Board of Directors, the Company plans to initiate a quarterly cash dividend of $0.15 per share, with the first payment expected in the third quarter of 2019. On an annualized basis, this would represent a yield of just over 1% based on the current stock price. The Company believes the dividend, combined with ongoing share repurchases, will enhance shareholder value while maintaining ample resources to fund ongoing investments in growth and strategic opportunities. Future dividends will be subject to the determination, declaration and discretion of the Board of Directors.

“We finished the year on a solid note and in line with full-year expectations,” said Brent Shafer, Chairman and CEO. “After one year at Cerner, I have confirmed my initial view that we have significant opportunity to grow and create value in health care, and we are refining our operating model so we can innovate at scale, deliver value to clients faster, and grow profitably. Our confidence in Cerner’s growth outlook, combined with strong cash flow and balance sheet, put us in a position to return capital to shareholders by initiating a quarterly dividend. This move along with the existing share repurchase program underscores our commitment to delivering shareholder value.”

Future Period Guidance

Cerner currently expects:

▪	First quarter 2019 revenue between $1.365 billion and $1.415 billion.

▪	Full year 2019 revenue between $5.650 billion and $5.850 billion.

▪	First quarter 2019 Adjusted Diluted Earnings Per Share between $0.60 and $0.62.*

▪	Full year 2019 Adjusted Diluted Earnings Per Share between $2.57 and $2.67.*

▪	First quarter 2019 new business bookings between $1.100 billion and $1.300 billion.

*Future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, share-based compensation expense, Voluntary Separation Plan expense and acquisition-related expenses. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable, but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP guidance to the most comparable GAAP measures.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on the Company’s results and outlook at 3:30 p.m. CT on February 5, 2019. On the call, Cerner will discuss its fourth quarter and full-year 2018 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678)-509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration.

An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Us section (click Investor Relations, then Presentations and Webcasts).

About Cerner
Cerner’s health technologies connect people and information systems at more than 27,500 contracted provider facilities worldwide dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog, The Cerner Podcast or connect on Facebook, Instagram, LinkedIn or Twitter. Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expects”, “expected”, “guidance”, “position”, “believe”, “plan”, “opportunity”, “forecasted”, “estimate”, “would”, “outlook”, “anticipate”, “scheduled”, “objectives” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: possibility of significant costs and reputational harm related to product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities, or those of third parties with whom we have contracted (such as public cloud providers), that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security or the IT security of third parties on which we rely; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; potential claims or other risks associated with relying on open source software in our proprietary software solutions or technology-enabled services; material adverse resolution of legal proceedings or other claims; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; risks associated with fluctuations in foreign currency exchange rates; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; the uncertainty surrounding the impact of the United Kingdom’s vote to leave the European Union (commonly referred to as Brexit) on our global business; risks associated with the unexpected loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; risks associated with failure to timely or effectively manage publicity related to harassment or discrimination claims and legal proceedings if such claims are raised against key personnel; risks related to our dependence on strategic relationships and third party suppliers; risks inherent with business acquisitions and combinations and the integration thereof into our business or relating to disputes involving such acquisitions or combinations; risks associated with volatility and disruption resulting from global economic or market conditions; significant competition and our ability to quickly respond to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; managing growth in the new markets in which we offer solutions, health care devices or services; long sales cycles for our solutions and services; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes and defending against bid protests; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our financial statements; the potential for losses resulting from asset impairment charges; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, government regulation or certain industry initiatives or failure to deliver solutions or services that enable our clients to comply with laws or regulations applicable to their businesses; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; risks that our stock repurchase program or quarterly dividend program will not be fully implemented or enhance long-term shareholder value; and our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and twelve months ended December 29, 2018 and December 30, 2017
(unaudited)

(In thousands, except per share data)	Three Months Ended		Years Ended
	2018	2017	2018	2017

Revenues	$1,365,664	$1,313,785	$5,366,325	$5,142,272
Costs of revenue	236,955	229,131	937,348	854,091

Margin	1,128,709	1,084,654	4,428,977	4,288,181

Operating expenses
Sales and client service	662,697	588,613	2,493,696	2,276,821
Software development	181,471	162,476	683,663	605,046
General and administrative	98,922	92,064	389,469	355,267
Amortization of acquisition-related intangibles	21,492	22,450	87,364	90,576
Total operating expenses	964,582	865,603	3,654,192	3,327,710

Operating earnings	164,127	219,051	774,785	960,471

Other income, net	7,662	2,604	26,066	6,658

Earnings before income taxes	171,789	221,655	800,851	967,129
Income tax benefit (expense)	(40,469)	115,003	(170,792)	(100,151)

Net earnings	$131,320	$336,658	$630,059	$866,978

Basic earnings per share	$0.40	$1.02	$1.91	$2.62

Basic weighted average shares outstanding	327,956	331,418	330,084	331,373

Diluted earnings per share	$0.40	$1.00	$1.89	$2.57

Diluted weighted average shares outstanding	330,824	338,039	333,572	337,999

Note 1: Our revenues by business model for the three and twelve months ended December 29, 2018 and December 30, 2017 were as follows:

(In thousands)	Three Months Ended		Years Ended
	2018	2017	2018	2017

Licensed software	$166,483	$169,461	$613,578	$612,190
Technology resale	46,065	79,408	245,076	273,593
Subscriptions	87,007	114,618	325,709	469,389
Professional services	466,152	398,487	1,811,463	1,591,849
Managed services	299,084	262,050	1,154,941	1,047,132
Support and maintenance	276,816	261,617	1,118,116	1,046,656
Reimbursed travel	24,057	28,144	97,442	101,463

Total revenues	$1,365,664	$1,313,785	$5,366,325	$5,142,272

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three and twelve months ended December 29, 2018 and December 30, 2017
(unaudited)

ADJUSTED OPERATING EXPENSES

(In thousands)	Three Months Ended		Years Ended
	2018	2017	2018	2017

Operating expenses (GAAP)	$964,582	$865,603	$3,654,192	$3,327,710

Share-based compensation expense	(22,799)	(25,601)	(102,419)	(88,969)
Health Services acquisition-related amortization	(20,650)	(20,706)	(83,483)	(83,285)
Acquisition-related deferred revenue adjustment	—	(3,972)	—	(16,885)
Allowance on non-current asset	(45,320)	—	(45,320)	—
Other adjustments	(1,944)	—	(4,868)	(72)

Adjusted Operating Expenses (non-GAAP)	$873,869	$815,324	$3,418,102	$3,138,499

ADJUSTED OPERATING EARNINGS AND ADJUSTED OPERATING MARGIN

(In thousands)	Three Months Ended		Years Ended
	2018	2017	2018	2017

Operating earnings (GAAP)	$164,127	$219,051	$774,785	$960,471

Share-based compensation expense	22,799	25,601	102,419	88,969
Health Services acquisition-related amortization	20,650	20,706	83,483	83,285
Acquisition-related deferred revenue adjustment	—	3,972	—	16,885
Allowance on non-current asset	45,320	—	45,320	—
Other adjustments	1,944	—	4,868	72

Adjusted Operating Earnings (non-GAAP)	$254,840	$269,330	$1,010,875	$1,149,682

Operating Margin (GAAP)	12.02%	16.67%	14.44%	18.68%

Adjusted Operating Margin (non-GAAP)	18.66%	20.50%	18.84%	22.36%

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended		Years Ended
	2018	2017	2018	2017

Net earnings (GAAP)	$131,320	$336,658	$630,059	$866,978

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	22,799	25,601	102,419	88,969
Health Services acquisition-related amortization	20,650	20,706	83,483	83,285
Acquisition-related deferred revenue adjustment	—	3,972	—	16,885
Allowance on non-current asset	45,320	—	45,320	—
Other adjustments	1,944	—	4,868	72

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(15,813)	(13,700)	(45,911)	(53,795)
Share-based compensation permanent tax items	1,919	(42,590)	(1,696)	(62,501)
Impact of U.S. tax reform enacted in December 2017	—	(134,943)	—	(134,943)

Adjusted Net Earnings (non-GAAP)	$208,139	$195,704	$818,542	$804,950

Diluted weighted average shares outstanding	330,824	338,039	333,572	337,999

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.63	$0.58	$2.45	$2.38

FREE CASH FLOW

(In thousands)	Three Months Ended		Years Ended
	2018	2017	2018	2017

Cash flows from operating activities (GAAP)	$406,889	$348,910	$1,454,009	$1,307,675
Capital purchases	(140,977)	(99,711)	(446,928)	(362,083)
Capitalized software development costs	(64,571)	(64,115)	(273,693)	(274,148)
Free Cash Flow (non-GAAP)	$201,341	$185,084	$733,388	$671,444

Cash flows from investing activities (GAAP)	$(266,843)	$(412,162)	$(828,937)	$(1,005,851)

Cash flows from financing activities (GAAP)	$(264,083)	$(138,623)	$(609,787)	$(110,984)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Expenses, Adjusted Operating Earnings, Adjusted Operating Margin, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Expenses - Consists of GAAP operating expenses adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, (iv) an allowance on non-current asset, and (v) other adjustments.

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, (iv) an allowance on non-current asset, and (v) other adjustments.

Adjusted Operating Margin - Consists of Adjusted Operating Earnings, as defined above, divided by revenues, in the applicable period; the result presented as a percentage.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, (iv) an allowance on non-current asset, (v) other adjustments, (vi) the income tax effect of the aforementioned items, (vii) share-based compensation permanent tax items, and (viii) impact of U.S. tax reform enacted in December 2017.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of GAAP cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations of Adjusted Operating Expenses, Adjusted Operating Earnings, and Adjusted Net Earnings are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Years Ended
	2018	2017	2018	2017

Sales and client service	$10,322	$13,150	$46,239	$48,063
Software development	5,101	5,494	21,468	19,196
General and administrative	7,376	6,957	34,712	21,710
Total share-based compensation expense	$22,799	$25,601	$102,419	$88,969

Health Services acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisition of the Health Services business in February 2015. We exclude Health Services acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Acquisition-related deferred revenue adjustment - Consists of acquisition-related deferred revenue adjustments in connection with our acquisition of the Health Services business in February 2015. Accounting guidance requires that deferred revenue acquired in a business combination be written-down to an estimate of fulfillment cost, plus a normal profit margin, as a part of the allocation of purchase price to assets acquired and liabilities assumed. We add back the amount of the write-down applicable to the period as we believe such amount directly correlates to the underlying performance of our business operations.

Allowance on non-current asset - Consists of a pre-tax charge to provide an allowance against certain disputed client receivables with a specific former client. Such disputed receivables are included in our Condensed Consolidated Balance Sheets in the caption "Other assets," as the process for resolution has been on-going for approximately 10 years. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Condensed Consolidated Statements of Operations in the caption "Sales and client service" expense.

Other adjustments - Consists of certain charges which we believe may not directly correlate to the underlying performance of our business operations. Other adjustments for the three and twelve months ended December 29, 2018 are comprised of certain employee separation expenses including such expenses incurred in connection with our former president's separation from the Company. Other adjustments for the twelve months ended December 30, 2017 are comprised of acquisition, employee separation, and other costs associated with our acquisition of the Health Services business in February 2015. Such amounts are included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period adjusted for: (i) an allowance on non-current asset, as defined above, and the related income tax benefit of $6,080 thousand recognized in December 2018, (ii) impact of U.S. tax reform enacted in December 2017, as defined below, and (iii) $40,458 thousand of net excess tax benefits recognized in December 2017 related to a particular significant exercise of stock options; applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income tax benefit (expense)."

Impact of U.S. tax reform enacted in December 2017 - Consists of a net benefit recorded to income tax expense (benefit) in connection with certain U.S. income tax reform enacted in December 2017, and certain contemporaneous U.S. tax accounting method changes. We have excluded such amount as it is a non-recurring net income tax benefit, and we believe the amount of such benefit does not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income tax benefit (expense)."

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 29, 2018 and December 30, 2017
(unaudited)

(In thousands)	2018	2017

Assets
Current assets:
Cash and cash equivalents	$374,126	$370,923
Short-term investments	401,285	434,844
Receivables, net	1,183,494	1,042,781
Inventory	25,029	15,749
Prepaid expenses and other	334,870	515,930

Total current assets	2,318,804	2,380,227

Property and equipment, net	1,743,575	1,603,319
Software development costs, net	894,512	822,159
Goodwill	847,544	853,005
Intangible assets, net	405,305	479,753
Long-term investments	300,046	196,837
Other assets	198,850	134,011

Total assets	$6,708,636	$6,469,311

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$293,534	$218,996
Current installments of long-term debt and capital lease obligations	4,914	11,585
Deferred revenue	399,189	311,337
Accrued payroll and tax withholdings	195,931	183,770
Other accrued expenses	69,122	63,907

Total current liabilities	962,690	789,595

Long-term debt and capital lease obligations	438,802	515,130
Deferred income taxes	336,379	336,446
Other liabilities	42,376	42,792

Total liabilities	1,780,247	1,683,963

Shareholders' Equity:
Common stock	3,622	3,592
Additional paid-in capital	1,559,562	1,380,371
Retained earnings	5,576,525	4,938,866
Treasury stock	(2,107,768)	(1,464,099)
Accumulated other comprehensive loss, net	(103,552)	(73,382)

Total shareholders' equity	4,928,389	4,785,348

Total liabilities and shareholders' equity	$6,708,636	$6,469,311

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and twelve months ended December 29, 2018 and December 30, 2017
(unaudited)

	Three Months Ended		Years Ended
(In thousands)	2018	2017	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$131,320	$336,658	$630,059	$866,978
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	168,843	155,482	642,591	580,723
Share-based compensation expense	21,075	23,802	95,423	83,019
Provision for deferred income taxes	18,016	10,742	34,428	47,409
Changes in assets and liabilities:
Receivables, net	42,257	(13,756)	(207,785)	(32,836)
Inventory	(301)	(63)	(9,307)	(972)
Prepaid expenses and other	(5,837)	(179,461)	156,216	(191,369)
Accounts payable	43,440	19,611	65,202	6,960
Accrued income taxes	(18,699)	16,374	(27,849)	18,358
Deferred revenue	47,222	(15,863)	81,538	(3,114)
Other accrued liabilities	(40,447)	(4,616)	(6,507)	(67,481)

Net cash provided by operating activities	406,889	348,910	1,454,009	1,307,675

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(140,977)	(99,711)	(446,928)	(362,083)
Capitalized software development costs	(64,571)	(64,115)	(273,693)	(274,148)
Purchases of investments	(146,137)	(295,038)	(623,293)	(632,048)
Sales and maturities of investments	97,357	54,162	551,796	292,074
Purchase of other intangibles	(12,515)	(7,460)	(36,819)	(29,646)

Net cash used in investing activities	(266,843)	(412,162)	(828,937)	(1,005,851)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	—	—	(75,000)	—
Proceeds from exercises of stock options	9,348	15,017	91,349	76,705
Payments to taxing authorities in connection with shares directly withheld from associates	(124)	(3,595)	(9,873)	(11,584)
Treasury stock purchases	(277,917)	(150,045)	(623,127)	(173,434)
Contingent consideration payments for acquisition of businesses	—	—	(1,691)	(2,671)
Other	4,610	—	8,555	—

Net cash used in financing activities	(264,083)	(138,623)	(609,787)	(110,984)

Effect of exchange rate changes on cash and cash equivalents	(451)	(256)	(12,082)	9,222

Net increase (decrease) in cash and cash equivalents	(124,488)	(202,131)	3,203	200,062
Cash and cash equivalents at beginning of period	498,614	573,054	370,923	170,861

Cash and cash equivalents at end of period	$374,126	$370,923	$374,126	$370,923